Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Reports Results for the Third Quarter 2004

•	Third quarter revenues increased to $211.3 million, a 16 percent increase over third quarter 2003

•	Net income of $7.8 million and diluted EPS of $0.24 in the third quarter

•	DSS contract ending, company negotiating close-out settlement terms with customer

•	Generated free cash flow of $18.9 million for the third quarter as Days Sales Outstanding (DSO) improved by 6 days

FAIRFAX, Virginia, October 27, 2004 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community, the Department of Defense, the Department of State, the Department of Justice, the Department of Homeland Security and other federal government customers, today announced results for the third quarter of 2004.

ManTech International Corporation reported revenue for the quarter ending September 30, 2004 of $211.3 million, up from $181.6 million for the same period in 2003, an increase of 16 percent. The results reflect an organic growth rate of over 12 percent from the comparable period in 2003. This revenue growth was primarily attributable to new business supporting national security programs for the Department of Defense and Intelligence Community.

While sales continued to improve, the company’s profitability for the quarter was impacted by its MSM subsidiary as the company worked through closing out its background investigation contract with its customer, the Defense Security Services (DSS). Operating income for the quarter was $13.6 million versus an operating profit of $16.2 million for the same period last year. Results of operations from contracts related to MSM showed a loss of $4.0 million for the third quarter. Operating margin for the quarter was 6.4 percent compared with 8.9 percent for the same period in 2003. Net income for this quarter was $7.8 million compared to $9.2 last year, and fully diluted EPS were $0.24 for the third quarter of 2004 versus EPS of $0.29 for the third quarter in 2003.

MSM – Personnel Security Investigations Business Update

At the end of the last quarter, ManTech was notified by the government that the DSS contract was to be brought to a close. As part of this close-out process, ManTech was directed to stop processing additional leads for pending security background investigations on the DSS contract and to return all cases by October 31, 2004. ManTech intends to fully comply and is now in negotiations with DSS regarding the final settlement terms and conditions associated with the close-out of this contract and expects this process to conclude this year.

“With the difficulties of this contract now behind us, a new President and COO directing operations, and continuing positive trends in our business, we are squarely focused on our goal of reaching $1 billion in revenue and bringing our depth of talent and corporate capabilities to bear on the mission-critical objectives of our customers,” said George J. Pedersen, Chairman and CEO, ManTech International Corporation.

Business Highlights

•	Total contract awards in the third quarter 2004 of over $225 million, which includes unannounced awards for classified business and follow-on work to existing contracts, but does not include the OPM blanket purchase agreement.

•	Receipt of a $20.9 million contract from the U.S. Air Force to provide network and telecommunications support to Air Force locations in Italy, Turkey and Greece.

•	Receipt of five-year, $20.5 million engineering and technical services contract to support submarine and surface ship acoustical trials for the Navy.

•	Selected as part of the winning team for the Army Strategic Command Space Missile Defense Initiatives Support II contract.

•	Award of a four-year, multiple-award, blanket purchase agreement from the Office of Personnel Management for background investigations support.

•	Announcement of Robert A. Coleman as ManTech President and Chief Operating Officer.

“This was a solid quarter and we are seeing strong demand from our Intelligence Community and DOD customers for the advanced information technology solutions that we provide,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation. “More and more of our customers are seeking comprehensive, advanced technology solutions, and with our broad range of capabilities and extensive domain knowledge, we are well-positioned to meet those needs.”

The following table provides details of ManTech’s consolidated operating performance as well as separate information for MSM and the other operations’ business activity.

For the third quarter 2004: (In millions)

	Consolidated ManTech	MSM	ManTech’s Other Operations
Revenue	$211.3	$3.8	$207.4
Income from operations	$13.6	$(4.0)	$17.6
Operating margin	6.4%		8.5%
Net income	$7.8	$(2.4)	$10.2

Key Performance Metrics

Reported total backlog as of September 30, 2004 was $1.5 billion and funded backlog increased to $466 million from $411 million at the end of third quarter of 2003. ManTech derived approximately 86 percent of its revenue during the third quarter of 2004 from prime contracts and approximately 45 percent of its revenue from work under GSA schedule contracts. Revenue from the Department of Defense and the Intelligence Community accounted for 91 percent of revenue for the third quarter of 2004. ManTech’s time and materials contracts accounted for 61 percent of revenue, while fixed-price contracts accounted for 11 percent of revenue and cost-plus contracts accounted for 28 percent of revenue. Revenue derived from secure systems and information technology solutions continued at 85 percent of revenue in the third quarter of 2004, the same as in the third quarter of 2003.

Company Guidance

ManTech’s guidance for the third quarter and full year 2004 reflects the continuation of strong underlying trends in its national security business. The guidance also includes the expectation of improvements in its MSM business, but does not include any future acquisitions or divestitures.

	Fourth Quarter 2004	Full Year 2004
Revenue	$222 million - $237 million	$835 million – $850 million
Diluted Earnings Per Share	$0.32 - $0.38	$0.75 - $0.81
Weighted Average Common Shares Outstanding	32.7 million	32.6 million

Conference Call:

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss third quarter 2004 results and answer questions. Interested parties may access the call by dialing (800) 289-0494 (domestic) or (913) 981-5520 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call. A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, November 10. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 802298. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Department of Defense, the Intelligence Community, the Department of State, the Department of Justice, the Department of Homeland Security and other U.S. federal government customers. The company’s expertise includes software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S.

embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshall Service deploy a common, office automation system. With revenues in excess of $800 million for the past twelve months and more than 5,500 highly qualified employees and several thousand consultants, the company operates in the United States and more than 30 countries worldwide. ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies for 2004. Also this year, VARBusiness magazine ranked ManTech as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, could be interpreted to be “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those indicated by such forward-looking statement include, but are not limited to: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; risks of adverse consequences resulting from contract negotiations on existing U.S. government contracts; adverse results of U.S. government audits of our government contracts; risks of contract performance or termination; incorrect estimations of the value of our indefinite-delivery, indefinite-quantity contracts, blanket purchase agreements or other indefinite value contracts; the failure of the U.S. government to award task orders to ManTech, allot funds to complete performance of task orders awarded to ManTech, or exercise schedule options; additional costs or adverse results associated with complying with new laws and regulations relating to corporate government issues or new rules promulgated by the SEC; government contract procurement (such as bid protest) laws and regulations; competitive factors such as pricing pressures and/or competition to hire and retain employees; failure to successfully integrate recent acquired companies or business into our operations or to realize any accretive or synergistic effects; and failure to identify, execute of effectively integrate future acquisitions. For a discussion of these and other risks and uncertainties, please refer to the section titled “Risks Related to The Company’s Business” in ManTech’s annual report on Form 10–K filed with the Securities and Exchange Commission on March 15, 2004, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including, among others, its reports on Form 10-Q and Form 8-K. The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(unaudited)		(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
REVENUES	$211,260	$181,590	$612,611	$506,789
COST OF SERVICES	176,381	147,461	524,775	411,593

GROSS PROFIT	34,879	34,129	87,836	95,196

COSTS AND EXPENSES:
General and administrative	20,452	16,723	59,557	47,657
Depreciation and amortization	845	1,181	3,570	3,358

Total costs and expenses	21,297	17,904	63,127	51,015

INCOME FROM OPERATIONS	13,582	16,225	24,709	44,181
Interest income (expense), net	(523)	(618)	(1,661)	(1,639)
Other income (expense)	162	(58)	605	(328)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	13,221	15,549	23,653	42,214
Income taxes	(5,405)	(6,321)	(9,685)	(17,144)
Minority interest	(2)	(1)	(5)	(4)

NET INCOME	$7,814	$9,227	$13,963	$25,066

BASIC EARNINGS PER SHARE
Net income	$0.24	$0.29	$0.43	$0.78

Weighted average common shares outstanding	32,388,777	32,007,957	32,269,784	31,955,522

DILUTED EARNINGS PER SHARE
Net income	$0.24	$0.29	$0.43	$0.78

Weighted average common shares outstanding	32,388,777	32,335,226	32,436,648	32,094,136

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	(unaudited)
	September 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,030	$9,166
Cash in escrow	—	829
Receivables — net	212,327	204,539
Prepaid expenses and other	10,944	17,527
Assets held for sale	1,289	1,332

Total current assets	241,590	233,393
Property and equipment — net	12,421	10,920
Goodwill	155,160	149,548
Other intangibles — net	21,157	15,741
Investments	5,646	5,560
Employee supplemental savings plan assets	11,818	10,594
Other assets	11,184	10,378

TOTAL ASSETS	$458,976	$436,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$79	$77
Accounts payable and accrued expenses	55,531	45,157
Accrued salaries and related expenses	29,364	30,548
Deferred income taxes — current	10,438	20,092
Billings in excess of revenue earned	8,682	4,514
Liabilities of operations held for sale	902	1,164

Total current liabilities	104,996	101,552
Debt — net of current portion	25,000	25,184
Accrued retirement	13,246	11,914
Other long-term liabilities	5,291	5,178
Deferred income taxes — noncurrent	4,708	4,553
Minority interest	54	49

TOTAL LIABILITIES	153,295	148,430

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A — $0.01 par value: 150,000,000 shares authorized; 17,318,949 and 17,047,820 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	173	170
Common stock, Class B — $0.01 par value: 50,000,000 shares authorized; 15,075,293 and 15,075,293 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	151	151
Additional paid in capital	217,263	212,564
Retained earnings	89,966	76,003
Accumulated other comprehensive loss	(469)	(1,184)
Unearned ESOP shares	(1,403)	—
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	305,681	287,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$458,976	$436,134

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Nine months ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,963	$25,066
Adjustments to reconcile net income to net cash used in operating activities:
Equity in (earnings) losses of affiliates	(419)	844
(Decrease) increase in current and deferred income taxes	(9,499)	4,872
Depreciation and amortization	4,979	4,962
Changes in assets and liabilities-net of effects from acquired and discontinued businesses:
Contract receivables	(7,789)	(28,132)
Prepaid expenses and other	6,583	(5,963)
Accounts payable and accrued expenses	10,374	4,682
Accrued salaries and related expenses	(1,184)	(1,656)
Billings in excess of revenue earned	4,168	2,549
Accrued Retirement	1,332	1,348
Other	(2,794)	86

Net cash flows from operating activities	19,714	8,658

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,067)	(2,826)
Proceeds from sales of property and equipment	1	1
Investment in capitalized software products	(120)	(1,488)
Acquisition of businesses, net of cash acquired of $2,840 in 2003	(10,969)	(68,539)
Dividends from MASI U.K.	357	315

Net cash flows from investing activities	(14,798)	(72,537)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of not-to-compete financings	—	(1,000)
Proceeds from exercise of stock options	3,245	916
Net (decrease) in borrowings under lines of credit	(182)	—

Net cash flows from financing activities	3,063	(84)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(20)	(5)

NET CASH FLOWS FROM DISCONTINUED OPERATIONS	(95)	2,682

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	7,864	(61,286)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,166	81,096

CASH AND CASH EQUIVALENTS, END OF PERIOD	$17,030	$19,810

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes	$14,168	$12,032

Cash paid for interest	$1,924	$1,852

###